Exhibit 99.2

PennyMac Mortgage Investment Trust May 7, 2014 First Quarter 2014 Earnings Report

1Q14 Earnings Report 2 This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives; concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities and other investments; the degree to which our hedging strategies may protect us from interest rate volatility; our failure to maintain appropriate internal controls over financial reporting; our ability to comply with various federal, state and local laws and regulations that govern our business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or governmentsponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on our reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. Forward-Looking Statements

3 First Quarter Highlights • Net income of $37.9 million on net investment income of $76.6 million – Diluted earnings per share of $0.50 – Dividend of $0.59 per share declared on March 24, 2014 • Segment pretax income: Investment Activities: $33.1 million; Correspondent Lending: $3.1 million • Selective new investments in distressed whole loans and excess servicing spread (ESS): – Completed the previously announced acquisition of nonperforming loans totaling $316 million in UPB – Acquired an additional pool of nonperforming loans and REO totaling $120 million in UPB – Invested $21 million in ESS on Agency mortgage servicing rights (MSRs) acquired by PennyMac Financial Services, Inc. (PFSI) totaling $2.4 billion in UPB • Correspondent loan acquisitions totaled $4.8 billion; correspondent locks totaled $5.5 billion • MSR and ESS investments grew from $429 million to $452 million • Raised $80 million of equity to support continued growth Recent activity after quarter end: • Agreed to acquire $41 million in UPB of nonperforming whole loans expected to settle in May(1) • Agreed to acquire approximately $27 million in excess servicing spread from mini-bulk and flow MSRs that PFSI is expected to acquire in Q2(1) (1) These pending transactions are subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that the committed amounts will ultimately be acquired or that the transactions will be completed. 1Q14 Earnings Report

PMT Aims to Deliver Superior Long-Term Returns to Shareholders 4 MSRs and ESS Retained Interests from Private-Label Securitization Agency and non-Agency MBS Distressed Whole Loans Correspondent Loan Aggregation 1Q14 Earnings Report Multiple strategies together expected to deliver attractive long-term return on equity even with shifts in the market environment (e.g., rising interest rates) Opportunity to enhance returns to shareholders through continued prudent expansion of debt financing Periodic results driven by many factors, including changes in fair value of PMT’s assets and liabilities Quarterly dividend based on performance outlook and expected taxable income for the year Managed investment portfolio of multiple residential mortgage-related strategies:

5% 12% 9% 9% 65% Mortgage Assets at 3/31/14 (100% = $3.827 billion) Mortgage Assets at 3/31/13 (100% = $2.755 billion) 5 PMT's Investment Portfolio Continues to Diversify • Majority of PMT’s assets are distressed whole loans and REO – expected to continue delivering attractive returns • Interest rate risk-sensitive assets (correspondent loan inventory, RMBS, securitization retained interests and MSRs/ESS) include complementary sensitivities to changes in interest rates 1Q14 Earnings Report ¦ Distressed whole loans and REO ¦ MSRs and ESS ¦ Retained interests from private-label securitizations ¦ Agency RMBS ¦ Correspondent loan inventory 6% 41% 53%

1Q14 Earnings Report 6 Current Market Environment and Outlook Environmental Trends Impact and Outlook • Interest rates and mortgage rates remain low, although expected to rise with continued Fed tapering • Continued modest improvements in U.S. employment and overall economic outlook • Home purchase demand is strengthening • Rate of home price appreciation slowing versus 2013 growth • Mortgage origination market is smaller due to reductions in refinance activity and limited non- Agency products – Continue to expect $1.2 trillion origination market for 2014, versus $1.9 trillion in 2013 • Significant changes in GSEs’ role unlikely in the near term, even with new FHFA director and proposed reform legislation (Johnson-Crapo) • Origination market remains competitive due to market contraction – Originators selling MSRs and/or loans servicingreleased to aggregators to reduce their capital investment • Non-Agency originations and securitizations remain limited, but outlook improving – Spread tightening improves the potential for PMT to compete with bank balance sheets for jumbo loans – Potential for new products to satisfy currently unmet consumer needs (prime non-QM loans) • Mini-bulk and flow MSR sales expected to continue; intermittent large bulk opportunities • Expect continued supply of distressed whole loans to come to market; PMT remains a selective buyer at its targeted returns

Opportunity for PFSI and PMT in MSR Acquisitions 1Q14 Earnings Report 7 Why Are MSR Sales Occurring? How Do MSRs Come to Market? • Large banks are selling MSRs due to continuing operational pressures, higher regulatory capital requirements (treatment under Basel III) and a re-focus on core customers/businesses • Independent mortgage banks are selling MSRs due to the abrupt market contraction, operational losses, and a need for capital • Intermittent large bulk portfolio sales ($10+ billion in UPB) – Require considerable coordination with selling institutions and Agencies • Mini-bulk sales (typically $500 million to $5 billion in UPB) – Increased activity as originators sell MSRs retained in 2012 and 2013 • Flow/co-issue MSR transactions (monthly commitments, typically $20-100 million in UPB) – Alternative delivery method typically from larger independent originators What MSR Transactions Are Attractive? • GSE and Ginnie Mae servicing in which PFSI has distinctive expertise • MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) • Measurable rep and warranty liability for PFSI PFSI is uniquely positioned be the successful acquirer of MSRs • Proven track record of complex MSR and distressed loan transfers • Operational platform that addresses the demands of the Agencies, regulators, and financing partners • Physical capacity in place to service $200 billion in UPB • Co-investment opportunity for PMT in the excess servicing spread

Mortgage Investment Activities

$366 $397 $930 $507 $436 $41 $0 $200 $400 $600 $800 $1,000 $1,200 1Q13 2Q13 3Q13 4Q13 1Q14 QTD 2Q14 9 • Acquired $436 million in UPB of nonperforming loans (NPLs) and REO in 1Q14 . Settled previously announced pool of $316 million in UPB of NPLs . Acquired an additional $120 million in UPB of NPLs and REO, which settled in March . Agreed to acquire $41 million in UPB of NPLs expected to settle in May(1) • Continued supply of distressed whole loans, but current pricing unattractive . Increased competition from new capital currently deploying at lower unlevered yields under our base case expectations – We remain patient in pursuing new investments that meet our targeted returns • Continue to assess best execution for the existing distressed portfolio Selective New Investments in Distressed Whole Loans Distressed Whole Loan Acquisitions (UPB, $ in millions) (1) This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that the transaction will be completed. (1) 1Q14 Earnings Report

$4.8 $4.2 $3.6 $2.4 $1.9 $3.7 $4.3 $4.0 $3.3 $2.9 $8.1 $10.0 $6.7 $6.0 $5.5 $0 $2 $4 $6 $8 $10 $12 1Q13 2Q13 3Q13 4Q13 1Q14 Govt Jumbo Conventional Locks Correspondent Acquisition Volume and Mix 10 Correspondent Lending Gaining Market Share and Seller Relationships (1) Source: Inside Mortgage Finance and company estimates based on 4Q13 ranking and PMT’s acquisition volumes relative to competitors. (2) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee. ($ in billions) UPB • Correspondent acquisitions totaled $4.8 billion, down 16% Q/Q – Conventional and jumbo acquisitions were $1.9 billion; locks were $2.2 billion – Total lock volume of $5.5 billion, down 8% Q/Q – U.S. mortgage origination market declined 23% in the quarter • Market share gains to become #3 ranked correspondent lender in 1Q14(1) • April correspondent acquisitions totaled $2.2 billion; locks totaled $2.5 billion • Delivering on initiatives to grow seller relationships, focused on smaller mortgage lenders and community banks . Added 42 seller relationships in 1Q14 o 40% of new sellers are located in the Northeast . Targeting a total seller base of 350 relationships by year end (2) Selected Operational Metrics 4Q13 1Q14 Correspondent lending business partners 229 271 Purchase money loans, as % of total acquisitions 79% 80% 1Q14 Earnings Report (2)

Correspondent Lending's Results Reflect Tight Margins

Correspondent Lending ($ in thousands)	Quarter Ended March 31, 2014	As % of Interest Rate Lock Commitments[1]
Revenues:		
Net gain on mortgage loans acquired for sale	$ 9,971	0.45%
Net interest expense	(20)	0.00%
Other income	2,356	0.11%
	$ 12,307	0.55%
Expenses:		
Loan fulfillment, Servicing, and Management fees payable to PennyMac Financial Services, Inc.	$ 9,071	0.41%[2]
Other	88	0.00%
	$ 9,159	0.41%
Pretax income	**$ 3,148**	**0.14%**

Note: Figures may not sum exactly due to rounding

- Reduced pretax income driven by continued market contraction and heightened competition for conventional conforming loans; seasonal/weather-related factors also impacted volumes
  - Pretax margin declined 11 bps from 4Q13
  - Short inventory holding periods and low-cost debt financing produce desirable returns on equity and an ongoing MSR investment for PMT
- Fulfillment fee expense declined $2.2 million Q/Q from lower funding volume; average fulfillment fee paid for the quarter remained at 46 bps

(1) Conventional and jumbo interest rate lock commitments.
(2) Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reduction at PFSI's sole discretion and specified reductions as certain monthly volume levels are attained.

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1Q14 Earnings Report | 11

$180 $227 $270 $291 $301 $139 $151 $180 $227 $273 $429 $452 $0 $100 $200 $300 $400 $500 1Q13 2Q13 3Q13 4Q13 1Q14 Excess servicing spread (ESS) MSRs MSR and ESS Investments Continue To Grow 12 MSR and ESS Assets at Period End ($ in millions) • Organic growth of MSR investments results from the industry’s largest non-bank correspondent aggregation business • New investments in ESS during the quarter from mini-bulk and flow MSR acquisitions by PFSI 1Q14 Earnings Report

Financial Results

Investment Correspondent Intersegment Total Pretax ($ in millions) Activities Lending Eliminations Income 1Q13 50.3 $ 8.9 $ (3.3) $ 55.9 $ 2Q13 39.8 $ 28.1 $ - $ 67.9 $ 3Q13 36.4 $ (0.3) $ - $ 36.1 $ 4Q13 48.4 $ 6.3 $ - $ 54.7 $ 1Q14 33.1 $ 3.1 $ - $ 36.3 $ 14 Pretax Income by Operating Segment Note: Figures may not sum exactly due to rounding 1Q14 Earnings Report

1Q14 Investment Activities Segment Results

($ in thousands)	Quarter Ended March 31, 2014	Quarter Ended December 31, 2013
Revenues:		
Net gain on investments	$ 42,585	$ 47,858
Net interest income		
Interest income	36,598	39,267
Interest expense	17,007	16,822
	19,591	22,445
Net loan servicing fees	7,421	12,229
Other	(5,309)	(4,488)
Total revenues	64,288	78,044
Expenses:		
Servicing and management fees payable to PennyMac Financial Services, Inc [(1)]	22,496	20,763
Other	8,651	8,887
Total expenses	31,147	29,650
Pretax income	**$ 33,141**	**$ 48,394**

[(1)] Servicing fees include both special servicing for PMT's distressed portfolio and subservicing for PMT's mortgage servicing rights.

- Segment revenue was down 18% Q/Q:
  - Net gain on investments declined 11% Q/Q
    - Lower distressed loan valuation gains
    - Fair value loss on ESS investments due to lower interest rates at quarter end, partially offset by recapture income of $1.9 million from PFSI
  - Net interest income declined 13% Q/Q, due to a reduction in capitalized interest from lower modification activity
  - Net servicing fee revenue declined 39% Q/Q, largely due to fair value adjustments and impairment on MSRs for the quarter
- Expenses rose 5% Q/Q due to higher servicing fees on a growing portfolio
  - Growth in both non-performing loan investments and MSR portfolio
  - Includes $2.9 million in loan liquidation fees from the sale of performing loans in January

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1Q14 Earnings Report | 15

Investment Gains and Cash Flows from the Distressed Loan Portfolio

- Gain on nonperforming loans increased from 4Q13 driven by resolution activity from recent acquisitions
  - Partially offset by slower rates of home price appreciation and lower liquidation activity from severe winter weather
- Loss on performing loans results from adjustment for capitalized interest from loan modifications
  - Interest income resulting from loan modifications[(1)] totaled $12.5 million
- Cash proceeds from liquidation activity on loans and REO totaled $285.6 million
  - Excluding the bulk sale of performing loans completed in the quarter, cash proceeds totaled $91.6 million
  - Accumulated gains on assets liquidated during the quarter net of performing loan sales were $12.1 million and gains on liquidation totaled $7.9 million

Net Gains on Mortgage Loans

($ in thousands)	Quarter ended March 31, 2014	Quarter ended December 31, 2013
Valuation Changes:		
Performing loans	$ (3,286)	$ 9,897
Nonperfoming loans	36,459	34,793
	33,173	**44,690**
Payoffs	5,620	5,888
Sales	1,125	-
	$ 39,918	**$ 50,578**

Gain on Liquidation

($ in thousands)	Quarter ended March 31, 2014 Proceeds	Accumulated gains[(2)]	Gain on liquidation[(3)]
Mortgage loans	$ 58,201	$ 9,081	$ 5,621
Performing loan sale	193,967	44,160	1,125
REO	33,392	2,974	2,267
	$ 285,560	$ 56,215	$ 9,013

(1) Loan modifications increase interest income and reduce loan valuation gains in the short term
(2) Represents valuation gains and losses recognized during the period we held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
(3) Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

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At 3/31/14 Under lower of amortized cost or fair value Under fair value Fair value UPB $23,897 $3,427 $22,246 Weighted average coupon 3.70% 4.79% 4.40% Prepayment speed assumption (CPR) 8.3% 9.4% 10.4% Weighted average servicing fee/spread 0.26% 0.25% 0.16% Fair value $289.9 $36.2 $151.0 As multiple of servicing fee 4.71 4.15 4.34 Carrying (accounting) value $265.2 $36.2 $151.0 Fair value in excess of carrying value $24.7 Excess Servicing Spread Mortgage Servicing Rights ($ in millions) 17 Valuation of MSRs and Excess Servicing Spread (ESS) • PMT carries most of its MSRs at the lower of amortized cost or fair value – MSRs where the note rate on the underlying loan is less than or equal to 4.5% – Fair value of the MSRs in excess of carrying value decreased due a decline in interest rates and increasing expectations for prepayments 1Q14 Earnings Report

18 1Q14 Correspondent Segment Results • Segment revenue declined 32% from 4Q13 to $12.3 million – Net gain on mortgage loans acquired for sale fell 28% Q/Q to $10.0 million o Conventional and jumbo lock volumes decreased 13% Q/Q • Expenses declined 22% from 4Q13 – Fulfillment fee expense decreased due to a 21% Q/Q decline in conventional and jumbo funding volumes 1Q14 Earnings Report Quarter Ended ($ in thousands) March 31, 2014 December 31, 2013 Revenues: Net gain on mortgage loans acquired for sale 9,971 $ 13,921 $ Net interest income (expense) Interest income 3,635 5,576 Interest expense 3,655 4,454 (20) 1,122 Other income 2,356 3,000 Total revenues 12,307 18,043 Expenses: Loan fulfillment fees and management fees payable to PennyMac Financial Services, Inc Other 88 298 Total expenses 9,159 11,708 Pretax income 3,148 $ 6,335 $ 9,071 11,410

Appendix

($ in millions) 1Q13 2Q13 3Q13 4Q13 1Q14 Fundings Conventional 4,779 $ 4,216 $ 3,608 $ 2,419 $ 1,907 $ Government 3,739 4,262 3,992 3,340 2,913 Jumbo 8 107 74 14 13 Total 8,526 $ 8,586 $ 7,674 $ 5,773 $ 4,833 $ Locks Conventional 4,240 $ 5,069 $ 2,923 $ 2,532 $ 2,163 $ Government 3,785 4,739 3,718 3,455 3,282 Jumbo 100 158 22 20 66 Total 8,126 $ 9,966 $ 6,662 $ 6,008 $ 5,512 $ Fundings and Locks by Product 20 Note: Figures may not sum exactly due to rounding 1Q14 Earnings Report

Distressed Portfolio by Acquisition Period

1Q10	Purchase	1Q14
Balance ($mm)	$ 182.7	48.1
Pool Factor[1]	1.00	0.26
Current	6.2%	27.8%
30	1.6%	5.5%
60	5.8%	4.8%
90+	37.8%	13.9%
FC	46.4%	37.9%
REO	2.3%	10.2%

2Q10	Purchase	1Q14
Balance ($mm)	$ 195.5	44.7
Pool Factor[1]	1.00	0.23
Current	5.1%	25.2%
30	2.0%	8.6%
60	4.1%	1.7%
90+	42.8%	20.2%
FC	45.9%	33.7%
REO	0.0%	10.7%

3Q10	Purchase	1Q14
Balance ($mm)	$ 146.2	29.9
Pool Factor[1]	1.00	0.20
Current	1.2%	22.7%
30	0.4%	8.2%
60	1.3%	5.9%
90+	38.2%	21.5%
FC	58.9%	28.0%
REO	0.0%	13.6%

4Q10	Purchase	1Q14
Balance ($mm)	$ 277.8	85.4
Pool Factor[1]	1.00	0.31
Current	5.0%	27.7%
30	4.0%	7.2%
60	5.1%	4.0%
90+	26.8%	21.1%
FC	59.1%	27.8%
REO	0.0%	12.3%

1Q11	Purchase	1Q14
Balance ($mm)	$ 515.1	203.5
Pool Factor[1]	1.00	0.40
Current	2.0%	25.6%
30	1.9%	6.3%
60	3.9%	1.9%
90+	25.9%	19.1%
FC	66.3%	38.0%
REO	0.0%	9.1%

2Q11	Purchase	1Q14
Balance ($mm)	$ 259.8	119.1
Pool Factor[1]	1.00	0.46
Current	11.5%	30.0%
30	6.5%	7.0%
60	5.2%	3.2%
90+	31.2%	22.9%
FC	43.9%	27.9%
REO	1.7%	9.0%

3Q11	Purchase	1Q14
Balance ($mm)	$ 542.6	209.2
Pool Factor[1]	1.00	0.39
Current	0.6%	19.3%
30	1.3%	3.1%
60	2.0%	3.2%
90+	22.6%	25.7%
FC	73.0%	36.9%
REO	0.4%	11.9%

4Q11	Purchase	1Q14
Balance ($mm)	$ 49.0	31.7
Pool Factor[1]	1.00	0.65
Current	0.2%	25.3%
30	0.1%	8.1%
60	0.2%	1.7%
90+	70.4%	26.8%
FC	29.0%	30.7%
REO	0.0%	7.4%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	1Q14
Balance ($mm)	$ 402.5	204.9
Pool Factor[1]	1.00	0.51
Current	45.0%	37.4%
30	4.0%	9.0%
60	4.3%	4.5%
90+	31.3%	22.5%
FC	15.3%	18.6%
REO	0.1%	8.0%

3Q12	Purchase	1Q14
Balance ($mm)	$ 357.2	262.3
Pool Factor[1]	1.00	0.73
Current	0.0%	22.0%
30	0.0%	1.7%
60	0.1%	1.2%
90+	49.1%	17.0%
FC	50.8%	44.8%
REO	0.0%	13.4%

4Q12	Purchase	1Q14
Balance ($mm)	$ 290.3	230.2
Pool Factor[1]	1.00	0.79
Current	3.1%	26.2%
30	1.3%	6.1%
60	5.4%	3.3%
90+	57.8%	18.9%
FC	32.4%	32.7%
REO	0.0%	12.8%

[1] Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

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Purchase 1Q14 Purchase 1Q14 Purchase 1Q14 Purchase 1Q14 Balance ($mm) 366.2 $ 296.0 Balance ($mm) 397.3 $ 358.6 Balance ($mm) 929.5 $ 865.1 Balance ($mm) 507.3 $ 438.4 Pool Factor(1) 1.00 0.81 Pool Factor(1) 1.00 0.90 Pool Factor(1) 1.00 0.93 Pool Factor(1) 1.00 0.86 Current 1.6% 35.2% Current 4.8% 12.1% Current 0.8% 6.6% Current 1.4% 6.6% 30 1.5% 6.2% 30 7.4% 5.8% 30 0.3% 0.8% 30 0.2% 1.2% 60 3.5% 3.3% 60 7.6% 4.6% 60 0.7% 0.7% 60 0.0% 0.9% 90+ 82.2% 23.6% 90+ 45.3% 31.5% 90+ 58.6% 39.6% 90+ 38.3% 37.9% FC 11.2% 22.7% FC 34.9% 40.2% FC 39.6% 45.6% FC 60.0% 51.7% REO 0.0% 8.9% REO 0.0% 5.9% REO 0.0% 6.6% REO 0.0% 1.7% 1Q13 2Q13 3Q13 4Q13 Distressed Portfolio by Acquisition Period (cont.) 22 (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 1Q14 Earnings Report

$494 $772 $786 $0 $200 $400 $600 $800 $1,000 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance $1,585 $2,215 $2,549 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $2,800 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance 1Q14 Earnings Report 23 Nonperforming Loans (at March 31, 2014) Performing Loans (at March 31, 2014) • Nonperforming loans are held on the balance sheet at a discount to the UPB and collateral value – Returns realized over time through property resolution strategies, including short sales and deeds-in-lieu of foreclosure • Performing loans are held on the balance sheet at a discount to the UPB and collateral value – Returns realized over time through interest income and restructure / refinance strategies Carrying Values for PMT’s Distressed Whole Loans (in millions) (in millions)